POWER OF ATTORNEY

	The undersigned hereby appoints David B. Siegel and Mark A. Shelnitz as his true and lawful attorneys-in-fact for the purpose of signing Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the
 Securities and Exchange Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of W. R. Grace & Co, for the term of his employment with W. R. Grace & Co. Each of such attorneys-in-fact is appointed with full power to act without the other.


				/s/ Alfred E. Festa
				(signature)



				Alfred E. Festa
				(printed name)





Dated: 	November 19, 2003

U:\SEC\POWER OF ATTORNEY - new COO.doc